UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 30, 2008

SYNPLICITY, INC.

(Exact name of registrant as specified in its charter)

California	000-31545	77-0368779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 West California Avenue

Sunnyvale, CA 94086

 (Address of principal executive offices, including zip code)

(650) 215-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                            Entry into a Material Definitive Agreement

Amendment of Variable Incentive Pay Plan

On January 30, 2008, the Compensation Committee (the “Committee”) of Synplicity, Inc. (“Synplicity”) approved an amendment to Synplicity’s Variable Incentive Pay Plan (“VIPP”). All non-commissioned, U.S. full time and U.S. part time exempt employees are included as participants in the VIPP, as well as all Swedish non-commissioned employees. All participants in the VIPP, whether they are executives or non-executives are subject to the same VIPP goals.

The VIPP previously tied a portion of each employee’s total compensation to Synplicity’s performance through the achievement of a specific quarterly revenue target, a specific quarterly operating income target and other company-wide and functional area goals. The VIPP, as amended, now ties such compensation to the achievement of a quarterly revenue target “range” and a quarterly operating income target “range”. In the event that actual revenue and operating income fall within the applicable range, participants will receive 100% of the variable pay percentages corresponding to individual job categories.  Additionally, quarterly payouts under the VIPP will subject to upward or downward adjustment, from zero to 200% of the variable pay percentages, based upon revenue and operating income range percentages in the event that actual revenue and operating income fall above or below the applicable target range. The company-wide and functional goal component of the VIPP remains unchanged.

     Goals for the quarterly revenue target range and quarterly operating income target range are determined by the board of directors at the beginning of each year and generally do not change throughout the year. The board of directors does reserve the right to change the revenue and operating income target ranges for future quarters, if, in its sole discretion, market forces warrant the changes. The other company objectives, which include other company-wide and functional area goals, are reviewed and determined quarterly by the board of directors with input from the chief executive officer. All VIPP goals are communicated to plan participants at regular quarterly employee meetings. The board of directors determines whether the various goals are achieved and calculates the resulting quarterly payouts, with input from the chief executive officer. The Committee determines the portion of an individual’s total compensation that is subject to the VIPP, with the variable pay percentages corresponding to individual job categories.

The foregoing description is qualified in its entirety by reference to the VIPP, as amended, a copy of which is attached hereto as Exhibit 10.41.3 and incorporated herein by reference.

Item 2.02               Results of Operations and Financial Condition.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On February 5, 2008, Synplicity, Inc. issued a press release announcing its financial results for its quarter ended December 31, 2007. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.41.3	Synplicity, Inc. Variable Incentive Pay Plan, as amended through January 30, 2008

99.1	Press Release dated February 5, 2008 of Synplicity, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNPLICITY, INC.

Date: February 5, 2008	/s/ Gary Meyers
Gary Meyers Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ John J. Hanlon
John J. Hanlon Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.41.3	Synplicity, Inc. Variable Incentive Pay Plan, as amended through January 30, 2008

99.1	Press Release dated February 5, 2008 of Synplicity, Inc.